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                                                                   EXHIBIT 10.10
                              MANAGEMENT, LICENSING
                            AND FACILITIES AGREEMENT

         This Agreement is made effective as of March 28, 1984 by and between LONG BEACH MEDICAL IMAGING CENTER, LTD., a California limited partnership (hereinafter referred to as "PARTNERSHIP"), and LANCE SIEGER, M.D., JOEL B. LEVINE, M.D. and KEITH R. BURNETT, M.D. (herein after referred to as "Physicians").

                                    RECITALS

         A. PARTNERSHIP, after careful study, has concluded that there is a need in Long Beach/Lakewood, California region for a medical center specializing in performing a variety of medical imaging and diagnostic services by experienced physicians at reasonable cost.

         B. PARTNERSHIP has a comprehensive system for establishing and providing financial and related management to such a medical center which makes available to qualified physicians the facilities, equipment, supplies, management, capital, staffing support, marketing services, and systems necessary to provide a large volume of medical imaging and diagnostic services to patients at reasonable cost, which PARTNERSHIP has obtained through arrangements with Medical Imaging Centers of America, Inc. ("MICA"), an affiliate of PARTNERSHIP.

         C. PARTNERSHIP desires to make its system available to physicians who are capable of offering high quality services to the public at a competitive cost. To that end, PARTNERSHIP has committed substantial resources, and has incurred substantial expenses and future obligations to develop the Center located in the greater Long Beach area, California (hereinafter referred to as the "Center"). The exact location of the Center has not yet been determined, and once a site has been selected the precise address will be set forth in a separate memorandum which will be attached hereto and incorporated herein by reference.

         D. Physicians desire to contract with PARTNERSHIP for use of PARTNERSHIP's management services and system of delivering medical imaging and diagnostic care, a sublease for the Center, and a license for use of any appropriate trade names and marks which PARTNERSHIP may own or own rights to license.


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                                    AGREEMENT

         NOW THEREFORE, the parties agree as follows:

                                    ARTICLE I

                                Duties of Parties

         1.1 Management Services of PARTNERSHIP. PARTNERSHIP shall provide to Physicians the following services:

                  a. General Administrative Services. Overall supervision and management of the Center which does not constitute the practice of medicine, including supervision over the services and personnel described below.

                  b. Personnel. Provision of all non-physician personnel needed to operate and support the Center, such as nurses, technicians, receptionists, secretarial, clerical, purchasing and marketing personnel.

                  c. Training. Training of all non-physician personnel at the Center.

                  d. Fiscal Services. Fiscal services including accounting, auditing, bookkeeping, budgeting, patient billings and record keeping, accounts receivable, accounts payable processing, and electronic data processing.

                  e. Patient Records. Ownership and maintenance of patient medical records and archives, record retrieval and record monitoring to assist Physicians with utilization and quality assurance reviews.

                  f. Physician Recruiting. Assistance to Physicians in recruiting and screening prospective physician-contractors, and physician-employees.

                  g. Quality Control. Assistance to Physicians in the development of appropriate quality control programs and protocols, including development of performance and utilization standards, sampling techniques for case review, and preparation of appropriately documented studies.

                  h. Administrative Services for Physicians. Provision of general administrative services to Physicians in connection with their business affairs relating to the Center, which shall include maintenance of Physicians' books and records and accounting services, billing, and such other administrative services as Physicians may from time to time require with respect to the operation of the Center.


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                  i. Management Reports. Preparation of management reports to assist Physicians in evaluating the performance and productivity of the Center and of other doctors employed by or contracted with Physicians at the Center.

                  j. Marketing. Marketing of the medical imaging and diagnostic services offered at the Center by Physicians pursuant to a marketing plan to be jointly developed and approved by Physicians.

                  k. Equipment and Supplies. Provision of all equipment, furnishings, and supplies reasonably necessary for the efficient operation of the Center.

                  l. Janitorial and Maintenance Service. Janitorial, grounds and maintenance services for the Center and its equipment and furnishings.

         1.2 Administrative Services of Physicians. Physicians shall provide such administrative services at the Center as shall be necessary to assure that medical services are provided efficiently and commensurate with a high standard of care for the Long Beach/Lakewood medical community. In doing so, Physicians shall consult with PARTNERSHIP concerning non-physician staffing requirements, needed equipment and supplies, preparation of a suitable budget, the need for ancillary support, such as laboratory services, so as to optimize the smooth and efficient functioning of the Center. Physicians shall analyze the efficiency of the Center and monitor and evaluate the Center personnel, both physician and non-physician personnel. Physicians shall provide their evaluations and recommendations to PARTNERSHIP. Any such recommendations and evaluations shall be rendered on a confidential basis and may include specific designation of non-medical personnel considered unacceptable by Physicians.

                                   ARTICLE II

                               Licensing Agreement

         2.1 License of Trade Names and Marks. In consideration of the payment provided for herein and the agreement of Physicians to perform all of the terms, covenants and conditions contained in this Agreement and the sublease for the Center pursuant hereto, PARTNERSHIP agrees to license to Physicians the nonexclusive right to use, subject to all legal restrictions upon physician advertising, such trade names and marks as PARTNERSHIP may from time to time adopt for use in connection with its business, the business of MICA, or the business of the Center but only in respect to business of Physicians conducted
(1) at the Center while Physicians' sublease is in effect, (2) this Agreement is in full force and effect, and (3) Physicians are in compliance with all of the terms, covenants and conditions contained in this Agreement, and the sublease for the Center.


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         2.2 Use of Trade Names and Marks. The exact manner of use of trade names and marks licensed to Physicians shall be subject to the prior written consent of PARTNERSHIP. Physicians shall not use said names or marks in publicly disseminated materials without such consent.

         2.3 Nonexclusive Right. The license granted to Physicians in Section
2.1 hereof is nonexclusive.

         2.4 Term of License. The license granted herein shall terminate when Physicians sublease expires or terminates, and shall terminate in all respects when this Agreement expires or terminates.

         2.5 Use of Trade Names and Marks After Term. Upon termination of this license, Physicians shall immediately discontinue the use of any trade names and marks licensed to Physicians hereunder in every respect, shall execute all documents necessary to satisfy the Secretary of State and the Board of Medical Quality Assurance for the State of California that they have no continuing interest in the trade names or marks of PARTNERSHIP or of MICA, and Physicians shall not make any reference on their letterhead or in other materials to their former affiliation with PARTNERSHIP or to MICA.

         2.6 Protecting Goodwill. As further consideration for the opportunity to sublease the Center and conduct the practice of medicine from the Center and for the use of such trade names and marks, Physicians agree they will take all necessary steps to preserve and protect the reputation and goodwill associated with the Center and said names and marks including, without limitation, the following:

                  a. Assigned Physicians. Physicians shall contract only with well-qualified licensed medical doctors who are experienced in medical imaging and diagnostic care at the Center, and the assignment of an employed or contract medical doctor to work at the Center shall be subject to the reasonable approval of PARTNERSHIP.

                  b. Compliance With Law. Physicians and their physician-contractors and physician-employees shall comply with all laws, regulations, ethical and professional standards applicable to the practice of medicine.

                  c. Monitoring of Services. Physicians shall rigorously monitor utilization and quality of services provided at the Center and shall take all steps necessary to remedy any and all deficiencies in the efficiency or the quality of medical care provided.

                  d. Time Commitment. PARTNERSHIP shall, after consultation with Physicians, establish reasonable business hours for the operation of the Center. Physicians shall engage a sufficient number of physician-employees or physician-contractors to meet the demand and potential demand for medical imaging and diagnostic services at the Center, and to assure the


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efficient operation of the Center during its established business hours.
Throughout the term of this Agreement, Physicians shall exercise their highest skills and best efforts to cause the practice at the Center to grow in volume and profitability. To the latter end, except for undertaking bona fide charity cases on a basis customary for physicians in the Long Beach/Lakewood area, without written consent of the PARTNERSHIP, Physicians shall only use the Center for performance of medical services which are compensable by the payment of professional fees established under Section 6.3, and activities which directly support that performance.

                                   ARTICLE III

                               Sublease of Center

         Concurrently with executing this Agreement, the parties are entering into a sublease of the Center, which is incorporated by this reference as if fully set forth herein.

                                   ARTICLE IV

                             Relationship of Parties

         4.1 Practice of Medicine. A fundamental understanding between the parties is that PARTNERSHIP shall not participate in any manner in the medical services rendered by Physicians in the conduct of their medical practice at the Center. PARTNERSHIP may make recommendations, but shall have no control, over matters affecting Physicians' medical practice, including without limitation the following: furnishing physicians, supervising medical services, or any and all other matters affecting the practice of medicine. All patients treated by Physicians shall be deemed to be the patients of Physicians. Physicians shall not represent in any direct or indirect manner to the public or any third party that PARTNERSHIP has participated, is participating, or will participate in the practice of medicine in any manner.

         4.2 Relationship of Parties. This Agreement does not constitute either party the agent, legal representative or employee for any purpose whatsoever of the other party, and neither party is granted any right or authority to assume or create any obligation for or on behalf of, or in the name of, or in any way to bind the other party. Each party agrees not to incur or contract for any debt or obligation on behalf of the other party, or commit any act, make any representation or advertise in any manner which may adversely affect any right of the other party, or be detrimental to its good name and reputation. In the performance of their services under this Agreement, the Physicians shall act in the capacity of owners of the medical practice at the Center. PARTNERSHIP in its performance under this Agreement shall act in the capacity of an independent contractor to Physicians.


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                                    ARTICLE V

             Proprietary Interest and Rights of PARTNERSHIP and MICA

         5.1 Proprietary Interests of PARTNERSHIP and MICA. Physicians (and each of them) recognize the proprietary interest of PARTNERSHIP and MICA in the PARTNERSHIP and MICA business system for operating a medical imaging and diagnostic center, including all policies, procedures, operating manuals, forms, customer lists, contracts, and other information regarding such system. Physicians (and each of them) acknowledge and agree that such information constitutes trade secrets of PARTNERSHIP and MICA. Physicians (and each of them) hereby waive any and all right, title and interest in and to such trade secrets and agree to return all copies of such trade secrets and information related thereto, at its expense, upon termination of the Agreement.

         5.2 Confidentiality. Physicians (and each of them) acknowledge and agree that each of PARTNERSHIP and MICA is entitled to prevent its competitors from obtaining and utilizing its trade secrets. Physicians (and each of them) agree to hold the trade secrets of PARTNERSHIP and MICA in strictest confidence and not to disclose them or allow them to be disclosed directly or indirectly to any person or entity other than persons engaged by Physicians for use in the course of their employment at the Center, without the prior written consent of PARTNERSHIP and MICA. Physicians (and each of them) acknowledge their fiduciary obligations to PARTNERSHIP and MICA and the confidentiality of their relationship with PARTNERSHIP and MICA and of any information relating to the services and business methods of PARTNERSHIP and MICA which they may obtain during the term of this Agreement. Physicians (and each of them) shall not, either during the term of this Agreement, or at any time after the expiration or sooner termination of this Agreement, disclose to anyone other than persons employed at the Center who use the information in the course of their employment any confidential or proprietary information or trade secret of PARTNERSHIP or MICA obtained by them. Physicians (and each of them) also agree to place any persons to whom said information is disclosed for the purpose of performance under legal obligation to treat such information as strictly confidential.

         5.3 Successor Medical Group. Upon termination of this Agreement, or the sublease of the Center, whichever first occurs, PARTNERSHIP shall have the immediate right, in its sole discretion, to designate a professional corporation, partnership or sole proprietor as successor to Physicians at the Center. If such professional corporation, partnership or sole proprietor is composed solely of duly licensed physicians, or other licensed health care professionals, they shall be entitled to retain and utilize all existing customer lists and patient records at the Center. PARTNERSHIP agrees that all records transferred to Physicians' successor shall be maintained as long as required by law regulating retention of medical records, and copies of said records shall be made available to Physicians at their expense, if required for the purpose of defending any malpractice claim against Physicians or any of them.


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                                   ARTICLE VI

                                  Compensation

         6.1 Inducement to Enter Agreement. As partial consideration, and as an inducement to Physicians for entering this Agreement, PARTNERSHIP shall be responsible for any losses related to the operation of the Center which do not arise from wrongful or negligent acts or omissions of Physicians or any of them.

         6.2 PARTNERSHIP's Risk. PARTNERSHIP has incurred substantial expenses and future obligations to establish the Center, the system for the delivery of medical imaging and diagnostic services, including fees for consultants and other professionals, salaries for responsible staff, interest expenses, lease obligations, and costs of equipping the Center. PARTNERSHIP has also assumed substantial obligations associated with the continuing operation of the Center. Although there is uncertainty about the profitability of the Center during the initial years of operation, PARTNERSHIP is assuming responsibility for losses as provided in Section 6.1. The parties therefore recognize and agree that in order for PARTNERSHIP to receive a fair and reasonable return for its expenses and risks, a fair return for lease of premises, services, and the use of its trade names and marks hereunder, as well as to permit the necessary accumulation of capital to establish and maintain a first rate and fully equipped Center, a goal the parties hereto agree to be desirable, the total payments to PARTNERSHIP should increase in future years.

         6.3 Professional Fees. Physicians shall, in consultation with PARTNERSHIP, establish a schedule of fees and charges for medical services at the Center.

         6.4 Billing and Collections. Billings to patients for all services rendered at the Center shall be in the name of Physicians. PARTNERSHIP, or its delegate, shall serve as billing and collection agent for Physicians, and shall be diligent and timely in the performance of billing and collection services. However, PARTNERSHIP does not guarantee collection and shall not be responsible for any loss to Physicians as a result of inability to collect fees and charges.

         6.5 Intention of the Parties. It is the intention of the parties hereto that from the revenues of the Center Physicians shall be fairly and reasonably compensated for their professional services and those of the physicians engaged by them, and PARTNERSHIP shall be fairly and reasonably compensated for the sublease of the Center, the licensing of trade names and marks, the provision of services by it pursuant to this Agreement, and for the expenses, obligations, and risks assumed by it in connection with the establishment and operation of the Center and the operation of the PARTNERSHIP system.

         6.6 Fair and Reasonable Compensation of Physicians. The parties hereto agree Physicians will be fairly and reasonably compensated for their services and those of the physicians it engages by retaining in the aggregate twenty-five percent (25%) of the amount of money actually collected ("collected receipts") by the Center for each medical imaging diagnostic or other


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medical procedure ("medical services") performed at the Center. All collected receipts for anything directly associated with the services of Physicians, related to the Center, including charges for use of equipment, supplies, facilities and assisting personnel shall be deemed to be for medical services for purposes of this Agreement.

         6.7 Fair and Reasonable Compensation to PARTNERSHIP. Any revenues or receipts in excess of those retained by Physicians as provided in Section 6.6 hereof shall be paid to PARTNERSHIP as compensation for the sublease of the Center, provision of services under this Agreement, the licensing of trade names and marks to Physicians and for its expenses, obligations, and risks in connection with the establishment of the Center, and the operation of the PARTNERSHIP system. Said compensation includes rent to PARTNERSHIP for the Center subleased by Physicians.

         6.8 Remittance. All monies which Physicians are entitled to retain pursuant to Section 6.1 and all monies which PARTNERSHIP is entitled to receive pursuant to Section 6.7 shall be accounted for and disbursed monthly.

         6.9. Advance. Beginning on the first day of the first calendar month following the date on which the Center becomes fully operational (which the parties shall fix by written agreement) and on the 1st day of each of the next five calendar months (provided this Agreement has not otherwise been terminated) PARTNERSHIP will pay to each of Joel and Keith as an advance against compensation, which they are entitled to retain under Section 6.6 the sum of $6,667.00. In any month when compensation to that individual exceeds $6,667.00, the excess shall be paid to PARTNERSHIP until such time as all advances to said individual have been repaid in full.

                                   ARTICLE VII

                              Term and Termination

         7.1 Term. This Agreement became effective on the date first above written and shall continue for a period of at least six months thereafter, and indefinitely thereafter until terminated.

         7.2 Termination. Either party may terminate this Agreement, with or without cause, within the six-month period referred to in Section 7.1 by giving the other party written notice of termination. This Agreement may be terminated at any time by either party in the event of a material breach by the other party to this Agreement, which is not cured by the breaching party within 60 days after written notice of the breach has been given to the breaching party.

         7.3 Rights Upon Termination. The termination of this Agreement shall not release or discharge either party from any obligation, debt or liability which shall have previously accrued and remain to be performed upon the date of termination, or which by its terms is to be performed after the date of termination.


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                                  ARTICLE VIII

                               General Provisions

         8.1 Indemnification. Each party shall indemnify, hold harmless and defend the other party from any liability, loss, claims, lawsuits, damages, injury, cost, expense or other detriment arising out of or incident to the performance under this Agreement by such indemnifying party, its employees, independent contractors, and agents, including, without limitation, all consequential damages and attorneys' fees. Physicians shall obtain and maintain professional liability insurance and coverages on all medical doctors, naming PARTNERSHIP as an additional insured, with reasonable limits to be agreed upon. PARTNERSHIP shall obtain and maintain professional liability insurance on all nonprofessional staff, naming Physicians as additional insured, with reasonable limits to be agreed upon.

         8.2 Assignment. The rights conferred upon Physicians hereunder may not be transferred or assigned without the prior written consent of PARTNERSHIP and any assignment in violation of this section shall be void.

         8.3 Governing Law. This Agreement shall be governed by the laws of the State of California.

         8.4 Article and Section Headings. The article and section heading in this Agreement are inserted solely for convenience of reference and are not a part of and are not intended to govern, limit or aid in the construction of any term or provision hereof.

         8.5 Attorneys' Fees. Should any party employ an attorney for the purpose of enforcing this Agreement, or any judgment based thereon, in any court, including bankruptcy courts and courts of appeal, or arbitration proceedings, the prevailing party shall be entitled to receive its attorneys' fees and costs, whether taxable or not.

         8.6 Waiver. The waiver of any covenant, condition or duty hereunder by either party shall not prevent that party from later insisting upon full performance of the same.

         8.7 Amendment. No amendment in the terms of this Agreement shall be binding on either party unless in writing and executed by the duly authorized representatives of each party.

         8.8 Notice. Any communication under this Agreement shall be given in writing and shall be delivered in person or by prepaid certified or registered mail to each party at such address as either party shall furnish to the other in writing. Notice shall be deemed given when personally delivered, or if given by mail, then two days after deposit in the United States mail, postage prepaid.


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         8.9 Entire Agreement. This Agreement and the sublease referenced herein constitute the entire agreement between the parties in connection with the subject matter hereof and shall supersede all prior agreements, whether oral or in writing, whether explicit or implicit, which have been entered into prior to the execution hereof.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement at San Clemente, California as of the date first above written.

                                         LONG BEACH MEDICAL IMAGING CENTER,
                                         LTD.

                                         By:           MICA-CAL-I, INC.

                                                       By: /s/ Antone J. Lazos
                                                          ----------------------
                                                             President

                                         PHYSICIANS:

                                          /s/ Joel B. Levine, M.D.
                                         -----------------------------
                                         JOEL B. LEVINE, M.D.

                                          /s/ Lance Sieger, M.D.
                                         -----------------------------
                                         LANCE SIEGER, M.D.

                                          /s/ Keith R. Burnett, M.D.
                                         -----------------------------
                                         KEITH R. BURNETT, M.D.


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                                    AMENDMENT

         AMENDMENT TO the Management, Licensing and Facilities Agreements entered into by and between predecessors to MAGNETIC IMAGING MEDICAL GROUP, INC., a California professional corporation (hereinafter referred to as "Physician Group" and MEDICAL IMAGING CENTERS OF AMERICA, INC., a California corporation ("MICA") which wholly-owned subsidiaries are MICA CAL I, Inc., a California corporation ("M-I") and the managing general partner of Long Beach Medical Imaging Center, Ltd., a California limited partnership ("Long Beach"), MICA CAL II, INC., a California corporation ("M-III") and MICA CAL IV, INC>, a California corporation ("M-IV").

                                 R E C I T A L S

         A. On March 28, 1984, Long Beach entered into a Management, Licensing and Facilities Agreement with the predecessor to the Physician Group. A true and correct copy of that Agreement is attached hereto as Exhibit A (the "A Agreement").

         B. On March 14, 1988, M-IV entered into a Management, Licensing and Facilities Agreement with the predecessor to the Physician Group. This Agreement was extended on May 29, 1992. A true and correct copy of that Agreement as extended is attached hereto as Exhibit B (the "B Agreement").

         C. On February 3, 1992, M-IV entered into a Management, Licensing and Facilities Agreement with the predecessor to the Physician Group. A true and correct copy of that Agreement is attached hereto and marked as Exhibit C (the "C Agreement").

         D. On July 1, 1994, M-III entered into a Management, Licensing and Facilities Agreement with the predecessor to the Physician Group. A true and correct copy of that Agreement is attached hereto and marked as Exhibit D (the "D Agreement").

         E. The A Agreement is an agreement which has a term which does not terminate except on the occurrence of certain events while the B, C, and D Agreements have terms which end on different dates in 1997 and 1998. MICA wished to place limits on the term of the A Agreement and the Physician Group is willing to permit such limits and both parties wish each ot eh Agreements to be coterminous. All of the parties wish to provide for certainty and continuity of service in their relationship as well as revise certain of the compensation provisions and clarify certain other matters.

         NOW THEREFORE, in consideration of their mutual covenants and promises and for other good and valuable consideration, receipt of which each party acknowledges, the parties agree as follows:

         1. Term.

                  The term as set forth in each of the Agreements (Section 7.1 of Exhibits A, B, C and D) is hereby revised to read as follows:

                  7.1 Term. The term hereunder shall commence January 1, 1996 and shall continue for five (5) years. Provided that Physician Group is not in material default pursuant to this Agreement then and in that event Physician Group shall have the right to extend the term of this Agreement for two (2) consecutive five (5) year terms so long as it shall give written notice to the other party no less than sixty (60) days prior to the end of a term hereunder. If a party believes a material default has occurred it shall promptly give written notice to the other party specifying the nature of the material default and providing a recommended method of cure. The notified party shall have ninety
(90) days to correct the material default either in accordance with the suggested methodology or by an alternate equally effective methodology. The failure to provide notice within thirty (30) days of an event giving rise to a material default shall be deemed a waiver of such default. Notwithstanding anything to the contrary set forth in this Agreement, it is understood and agreed that this Agreement is attached to the assets of the Center. To the extent the Center or its assets are sold, assigned or otherwise transferred, this Agreement must be transferred and accepted in full by the acquirer as a condition of such acquisition, assignment or transfer.

         2. Compensation.

                  (a) The Compensation as set forth at Section 6.6 in each of those Agreement attached as Exhibits A and B is hereby revised to read as follows:

                           6.6 Compensation of Physician Group. The parties
hereto agree Physician Group will be fairly and reasonably compensated for its services by retaining in the aggregate Twenty percent (20%) of the first Two Hundred Thousand Dollars ($200,000) of revenues each month actually collected for each medical imaging diagnostic or other medical procedure ("medical services") performed by Physician Group at the Center with Physician Group receiving Eighteen percent (18%) of such revenues in excess of Two Hundred Thousand Dollars ($200,000) actually collected each month. For purposes of this Agreement aggregate revenues collected shall mean all collected receipts for medical imaging, diagnostic and other medical procedures performed at the Center, including charges for use of equipment, facilities and Center personnel in connection with performance of medical services (the aggregate of the "Professional" and "Technical" components). Notwithstanding the foregoing, in those instances in which Technical only services are performed at the Center, or in which injections are provided, Physician Group shall receive an amount equal to Ten percent (10%) of the revenues actually collected for such services each month.

                  (b) The compensation as set forth in Section 6.6 in each of Exhibits C and D is hereby revised to read as follows:

                  6.6 Compensation of Physician Group. The parties hereto agree Physician Group will be fairly and reasonably compensated for its services by retaining in the aggregate Twenty percent (20%) of the first One Hundred Thousand Dollars ($100,000) of revenues each month actually collected for each medical imaging diagnostic or other medical procedure ("medical services") performed by Physician Group at the Center with Physician Group receiving Eighteen percent (18%) of such revenues in excess of One Hundred Thousand Dollars ($100,000) actually collected each month. For purposes of this Agreement aggregate revenues collected shall mean all collected receipts for medical imaging, diagnostic and other medical procedures performed at the Center, including charges for use of equipment, facilities and Center personnel in connection with performance of medical services (the aggregate of the "Professional" and "Technical" components). Notwithstanding the foregoing, in those instances in which Technical only services are performed at the Center, or in which injections are provided, Physician Group shall receive an amount equal to Ten percent (10%) of the revenues actually collected for such services each month in recognition of their supervisorial responsibilities.

         3. Statement of Revenues. A new Section 6.10 shall be added to Exhibit A and a new Section 6.9 to Exhibits B, C and D which provides as follows:

                  6.9[10] Statement of Revenues. Partnership [Corporation] shall furnish to Physician Group a statement of revenues generated by Physician Group upon or as to which a fee to be paid to Physician Group hereunder is calculated at the end of every month. This statement shall be submitted to Physician Group on the tenth (10th) day of each month reflecting the previous month's revenue from services rendered by Physician Group. Each statement shall be signed and certified to be correct by Partnership [Corporation] or its authorized representative. Partnership [Corporation] shall keep in the Center premises full and accurate books of account, records, cash receipts, and other pertinent data showing its revenues. Such books of account, records, cash receipts and other pertinent data shall be kept for a period of two (2) years. Physician Group shall be entitled during the term and within two (2) years after expiration or termination of this Agreement to inspect and examine all of Partnership's [Corporation's] books of account, records, cash receipts, and other pertinent data relative only to the revenues involving the Center, so that Physician Group can ascertain Center's revenues. Partnership [Corporation] shall cooperate fully with Physician Group in making the inspection. Physician Group shall also be entitled once during each year of the Agreement and once after expiration or termination to an examination of Center's books of account, records, cash receipts and other pertinent data to determine Center's revenues by a certified public accountant to be designated by Physician Group, and who will be paid solely by Physician Group, unless such review shall disclose an understatement by Center of two percent (2%) or more in which case all expenses of such examination will be paid by Partnership [Corporation].

         4. Reference. It is hereby agreed between the parties hereto that wherever the term "Physicians" or "Physician Group" appears in Exhibits A, B, C and D it shall be deemed to mean "Magnetic Imaging Medical Group, Inc., a California professional corporation.

         5. Indemnification. MICA and Long Beach, jointly and severally, agree to indemnify and hold Physician Group together with its predecessors, harmless against any and all liabilities which it might incur in connection with its service as a General Partner of Long Beach. Physician Group shall promptly notify MICA of the existence of any claim, demand or other matter involving liabilities to third parties to which MICA's indemnification obligations would apply and shall give MICA a reasonable opportunity to defend the same at its own expense and with counsel of its own selection. If MICA, within a reasonable time after notice, fails to defend, Physician Group shall have the right, but not the obligation, to undertake the defense of and to compromise or settle (exercising reasonable business judgment) the claim or other matter on behalf of MICA.

                           [INTENTIONALLY LEFT BLANK]

         6. Incorporation. Except as specifically revised herein, Exhibits A, B, C and D are incorporated herein in full and restated as revised.

         Executed this 31st day of January, 1996 at Long Beach, California.

                                               MAGNETIC IMAGING MEDICAL
                                               GROUP, INC.

                                               By /s/ Joel Levine, M.D.
                                                  -----------------------------
                                               Its CFO
                                                  -----------------------------

                                               MEDICAL IMAGING CENTERS OF
                                               AMERICA, INC.

                                               By /s/ Robert S. Muehlberg
                                                  -----------------------------
                                               Its President and CEO
                                                  -----------------------------

                                               LONG BEACH MEDICAL IMAGING
                                               CENTERS, LTD.

                                                  By MICA CAL I, INC.
                                                  Its Managing General Partner

                                               By /s/ Robert S. Muehlberg
                                                  -----------------------------
                                               Its President
                                                  -----------------------------

                                               MICA CAL III, INC.

                                               By /s/ Robert S. Muehlberg
                                                  -----------------------------
                                               Its President
                                                  -----------------------------

                                               MICA CAL IV, INC.

                                               By /s/ Robert S. Muehlberg
                                                  -----------------------------
                                               Its President
                                                  -----------------------------